UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014 (August, 29, 2014)
(Exact name of registrant as specified in its charter)

Delaware	000-1554970	45-5634053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300E. Sonterra Blvd, Suite 1220 San Antonio, Texas		78248
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (210) 999-5400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 14, 2014 the Board of Directors of Starboard Resources, Inc. (the “Company”) approved the Company’s 2014 Equity Compensation Plan and Amended and Restated Employment Agreements with Michael J. Pawelek, our Chief Executive Officer and Edward Shaw, our Chief Operating Officer.

2014 Equity Compensation Plan

Effective August 14, 2014, the Company adopted its 2014 Equity Compensation Plan (“2014 Plan”).  The plan is attached as Exhibit 10.9 to this Form 8-K.  The 2014 Plan is fully authorized and operational under Delaware law and stockholder ratification of the plan will not affect that, except for the legal requirement that incentive stock options must be approved by stockholders.

Purpose

The purpose of the 2014 Plan is to provide incentives to attract, retain and motivate eligible participants whose present and potential contributions are important to the success of the Company and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options, the right to purchase Common Stock and Stock Bonuses.  Options granted under the 2014 Plan may be either incentive stock options or non-statutory stock options.  The Company must obtain stockholder approval for the 2014 Plan by no later than August 13, 2015 (twelve months from the date of the plan) in order for any options granted under the plan to qualify as an incentive stock option.

Further, the Company is required to obtain stockholder approval of the 2014 Plan under the rules of NASDAQ, the New York Stock Exchange and other exchanges. Consequently, the Company plans to seek stockholder ratification of the Company’s 2014 Plan to avoid a potential listing standard deficiency should the Company ever seek a listing on a securities exchange.

Underlying Shares

A total of 2,243,266 common stock shares are reserved for issuance under the 2014 Plan and available for awards of Options, the right to purchase Common Stock and Stock Bonuses, subject to adjustments provided in the 2014 Plan.  If any options granted under the plan are forfeited for any reason before they have been exercised, vested or exercised in full, the unused shares subject to those expire, terminated or forfeited options will again be available for purposes of the plan.  No options may be granted after August 13, 2024 the termination date for the 2014 Plan.

Administration and Amendment to the 2014 Plan

The 2014 Plan will be administered and interpreted by the Compensation Committee.  The 2014 Plan may be amended or terminated in any respect, provided, however, that the Board of Directors will not, amend the 2014 Plan in any manner that requires shareholder approval without such approval.

As further stated below, the Company has granted up to 450,000 stock options each to Michael Pawelek, our CEO, and Edward Shaw our Chief Operating Officer pursuant to Amended and Restated Employment Agreements attached as Exhibits 10.1 and 10.2 to this Form 8-K.

SUMMARY OF THE 2014 EQUITY INCENTIVE PLAN

Eligibility and Available Awards

 The Company’s 2014 Equity Compensation Plan (“2014 Plan”) provides for the grant of incentive stock options and non-qualified stock options (collectively, “stock options”), restricted stock, restricted stock units, stock appreciation rights and other stock or performance-based awards (each, an “Award”).  It requires the reservation of up to 2,243,266 common stock shares to be issued under the 2014 Plan.  All employees, non-employee directors and service providers of the Company or any affiliate (as defined in the 2014 Plan) of the Company, as well as non-employee consultants, are eligible to receive grants of Awards under the 2014 Plan. However, incentive stock options may be granted only to employees. The selection of eligible individuals to whom Awards will be granted is within the discretion of the Compensation Committee. It is currently expected that all of our employees will participate in the 2014 Plan, along with four non-employee directors who serve on the Company’s Board of Directors.

Administration

The 2014 Plan will be administered by the Compensation Committee of our Board of Directors. Grants of Awards to non-employee members of the Board of Directors will be made by the Board of Directors.

Subject to the provisions of the 2014 Plan, the Compensation Committee will have the authority to: (a) construe and interpret the 2014 Plan, any Award Agreement and any other agreement or document executed pursuant to the 2014 Plan; (b) prescribe, amend and rescind rules and regulations relating to the 2014 Plan or any Award; (c) select persons to receive Awards; (d) determine the form, terms and conditions of Awards; (e) determine the number of Shares or other consideration subject to Awards; (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under the 2014 Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company; (g) grant waivers of 2014 Plan or Award conditions; (h) determine the vesting, exercisability and payment of Awards; (i) correct any defect, supply any omission or reconcile any inconsistency in this 2014 Plan, any Award or any Award Agreement; (j) determine whether an Award has been earned; (k) amend or terminate the 2014 Plan, provided, however, the Committee will not amend the 2014 Plan in any manner that requires shareholder approval without such approval; and (l)  make all other determinations necessary or advisable for the administration of this 2014 Plan. Any action taken or determination made by the Compensation Committee or the Board of Directors pursuant to the 2014 Plan will be binding on all parties. No member of the Board of Directors or the Compensation Committee will be liable for any action or determination made in good faith with respect to the 2014 Plan or an Award granted thereunder.

Our Board of Directors may amend, suspend or terminate the 2014 Plan at any time without prior notice to or consent of any person; provided, however, except as specifically permitted under the 2014 Plan, in connection with a change of control, no amendment (other than any amendment the board deems necessary in order to permit Awards to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), or other applicable laws, or to prevent adverse tax consequences to the participants), suspension or termination of the 2014 Plan may, without the consent of the holder of an Award, terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect unless or to the extent specified in the Award itself.

Stock Available for Issuance

The maximum number of shares of common stock that may be issued under the 2014 Plan is 2,243,266 common stock shares shares, subject to adjustment as provided in the 2014 Plan.

Each common share that is the subject of an Award granted under the 2014 Plan may be made available from authorized but unissued shares, treasury stock or shares acquired in the open market. No fractional common shares shall be issued under the 2014 Plan and settlement of such fractional shares shall be made in cash. Each common share that is the subject of an Award, including each share underlying an Award that is measured by shares but that is intended to be settled in cash, shall be charged against the maximum share limitations at the time the Award is granted and may not again be made subject to Awards under the 2014 Plan pursuant to such limitations. Without limiting the generality of the foregoing, the number of common shares remaining available for an Award under the maximum share limitations, as reduced for charges in respect of Awards made from time to time, shall not be increased (nor shall prior charges be reversed) for, among other things, common shares: (i) not issued and that cease to be issuable for any reason, including, but not limited to, forfeiture, revocation, cancelation or amendment of an Award or the settlement of an Award, in whole or in part, by the payment of cash, (ii) tendered in payment of the exercise price of any stock option, (iii) tendered to, or withheld by, us to satisfy tax withholding or other obligations, and/or (iv) repurchased by us, whether with stock option proceeds or otherwise.

Adjustments Upon Changes in Capitalization or Reorganization

                   The type or number of common shares authorized under the 2014 Plan or subject to an Award under the 2014 Plan, and/or the exercise or purchase price applicable to an Award, subject to any required action by our stockholders, will automatically be proportionately adjusted in the event that the outstanding common shares are changed into or exchanged for a different kind of security by reason of a merger, recapitalization, reclassification, stock split, payment of stock dividend, consolidation of common shares or a combination of common shares. The 2014 Plan does not permit the Compensation Committee to reprice non-qualified stock options or stock appreciation rights without stockholder approval.

Types of Awards

                   Stock Options.    Stock options entitle the holder to purchase a specified number of common shares upon vesting at an exercise price per share specified on the date of grant. The Compensation Committee has the authority to grant stock options, specifying the terms and conditions of each stock option (including the time or times at which and the circumstances under which the stock option is exercisable), subject to the terms of the 2014 Plan. The Compensation Committee will also have the authority to determine whether stock options granted to employees will be incentive stock options or non-qualified stock options. Unless otherwise provided in the Award agreement, stock options will vest such that one-third of the original number of common shares granted shall vest on each anniversary of the date of grant until the stock option fully vests or is forfeited or expires.

                   Except as described below, the exercise price at which common shares may be purchased upon the exercise of a stock option will not be less than 85% of the fair market value of our common stock on the date that the stock option is granted. Incentive stock options will not be granted to a person who directly or by attribution owns owning more than 10% of all classes of stock of the Company or of any Parent or Subsidiary of the Company. The aggregate fair market value of common shares granted pursuant to one or more options (determined as of the date the option is, or the respective dates the options are, granted under the 2014 Plan or any other option plan of ours or our affiliates) that become exercisable with respect to an employee for the first time as incentive stock options during any one calendar year cannot exceed $100,000.

                   Except in certain grants of incentive stock options (which may not be exercised later than five years after the date of grant), no option may be exercised later than the date which is ten years after the date of grant. To exercise a stock option granted under the 2014 Plan, the person entitled to exercise the stock option must provide written notice to us, setting forth the number of common shares with respect to which the stock option is to be exercised, accompanied by full payment for the common shares being purchased and any required withholding taxes, unless other arrangements have been made with the Compensation Committee. The payment can be made (i) by cash or check, (ii) subject to such conditions and requirements as the Compensation Committee may specify, by the Company withholding common shares otherwise issuable from the exercise of the stock option, (iii) with the consent of the Compensation Committee, by tendering to the Company common shares owned by the participant for more than six months having an aggregate fair market value as of the date of exercise that is not greater than the full exercise price for the common shares with respect to which the stock option is being exercised, or (iv) subject to such instructions as the Compensation Committee may specify and at the participant’s written request, by the Company delivering certificates for the common shares for which the stock option is being exercised to a broker for sale on behalf of the participant; provided that the participant has irrevocably instructed such broker to remit directly to the Company, on the participant’s behalf, the full amount of the exercise price from the proceeds of such sale.

                  Stock Awards.    A Stock Award is an offer by the Company to sell to an eligible person Shares that may or may not be subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, if any, and all other terms and conditions of the Stock Award.  The Purchase Price of Shares sold pursuant to a Stock Award will be determined by the Committee on the date the Stock Award is granted and may not be less than 85% of the Fair Market Value of the Shares on the grant date, except in the case of a sale to a Ten Percent Owner, in which case the Purchase Price will be 100% of the Fair Market Value.  The Compensation Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the participant. Prior to the transfer of any Stock Award, the Committee shall determine the extent to which such Stock Award has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to Stock Awards that are subject to different Performance Periods and have different performance goals and other criteria.

Stock Bonuses.  A Stock Bonus is an award of Shares for extraordinary services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus will be awarded pursuant to an Award Agreement (the “Stock Bonus Agreement”) that will be in such form (which need not be the same for each participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of the 2014 Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”). Stock Bonuses may vary from participant to participant and between groups of participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

The Compensation Committee will determine the number of Shares to be awarded to the participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. The earned portion of a Stock Bonus may be paid to the participant by the Company either currently or on a deferred basis, as agreed by the participant and the Company, with such interest or dividend equivalent, if any, as the Committee may determine. Payment of an interest or dividend equivalent (if any) may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, as the Committee will determine.

Stock Units.  Stock Units represent the right of the recipient to receive a share or an amount based on the value of our common stock shares.  Stock Units may be paid at the end of specified vesting or performance period or may be deferred to a date authorized by the Compensation Committee (or the Board of Directors for non-employee directors).  Payment for Stock Units may be made in cash or shares or a combination of both.  Stock Unit awards shall be made by the Compensation Committee (or the Board of Directors for non-employee directors) who will also decide under what circumstances recipients may retain Stock Units after termination of the recipient’s employment or service. Additionally, the Compensation Committee (or the Board of Directors for non-employee directors) may grant dividend equivalents based on the common stock underlying the Stock Units.

Stock Appreciation Rights (“SAR”). Stock Appreciation Rights are rights to receive bonuses based on the appreciation in the Company’s stock over a specified time period.  The Compensation Committee (or the Board of Directors for non-employee directors) may grant SARs to employees, non-employee directors and consultants individually or in tandem with Options.  The Compensation Committee (or the Board of Directors for non-employee directors) may grant SARs that are subject to achieving performance goals or other conditions to be specified in the Award agreement and can accelerate exercisability of all outstanding SARs for any reason.  SARs granted to persons who are not exempt employees under the Fair Labor Standards of Act of 1938 are not exercisable for at least six months after grant.  For SARs that are in tandem with incentive stock options, the SAR may only be granted as of the date of the incentive stock option. Tandem SARs terminate upon the execution of the tandem Option and are exercisable only when the tandem Option is exercisable.  Upon the exercise of a SAR, the related tandem Option shall also terminate to the extent of an equal number of shares. SAR grants shall not exceed ten years terms. SARS may be paid in cash or stock as determined by the Compensation Committee (or the Board of Directors for non-employee directors), provided that the necessity of tax withholdings is considered.  Common stock shares are valued at fair market value as of the date of the SAR exercise.  When the SAR is exercised, the recipient shall receive settlement in an amount equal to the value of the stock appreciation for the number of SAR units exercised.  The stock appreciation is the amount the base amount for the SAR specified in the SAR award agreement.

Other Stock or Performance-Based Awards.    Any other stock or performance-based award is an Award not otherwise described in the 2014 Plan, the value of which is based in whole or in part by reference to, or based on or related to, a common share or cash as determined by the Compensation Committee (or the Board of Directors for non-employee directors) to be consistent with the purposes of the 2014 Plan. Any other stock or performance-based award may be payable in cash, common shares, or a combination thereof. The Compensation Committee (or the Board of Directors for non-employee directors) has the authority and discretion to determine the terms and conditions of other stock or performance-based awards, including any performance criteria covering such Awards, consistent with the 2014 Plan.

The 2014 Plan authorizes the Compensation Committee to grant any Award and provide that such Award shall be granted to comply with the requirements of Section 162(m) of the Code.

The Compensation Committee shall establish the performance goals for a performance period and the amount and terms, in writing, for each Award. The performance goals may include, without limitation, the following factors including, without limitation, the following factors: (a) net revenue and/or net revenue growth; (b) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; (c) operating income and/or operating income growth; (d) net income and/or net income growth; (e) Earnings per share and/or earnings per share growth; (f) total shareholder return and/or total shareholder return growth; (g) return on equity; (h) Operating cash flow return on income; (i) Adjusted operating cash flow return on income; (j) Economic value added; (k) Periodic increases in proved or probable oil and gas reserves; (l) Periodic increases in oil and gas production; and (k)  Individual business objectives. Performance goals may differ among participants and Awards.

Withholding

                   We are generally required to withhold tax on the amount of income recognized by a participant with respect to an Award. The Compensation Committee (or the Board of Directors for non-employee directors) may make such provision for the withholding of taxes as it deems necessary. Withholding requirements may be satisfied by (a) tender of a cash payment to us, (b) withholding of common shares otherwise issuable under an Award or (c) tender to the Company shares of common stock owned by the participant if such tendered common shares have been held by such participant for at least six months.

Transferability

                   Except as otherwise specifically provided in the 2014 Plan, no Award and no right under the 2014 Plan, contingent or otherwise, other than restricted stock which has vested, will be (i) assignable, saleable or otherwise transferable by a participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Compensation Committee shall have been furnished with a copy of the deceased participant’s will or such other evidence as the Compensation Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of the 2014 Plan shall be void and ineffective for all purposes. Except as otherwise specifically provided under the 2014 Plan, only the participant or his guardian (if the participant becomes disabled), or in the event of his death, his legal representative or beneficiary, may exercise stock options or stock appreciation rights, receive cash payments and deliveries of shares or otherwise exercise rights under the 2014 Plan. The executor or administrator of the participant’s estate, or the person or persons to whom the participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the participant’s beneficiary or beneficiaries of the rights of the participant and shall be entitled to exercise such rights as are provided under the 2014 Plan.

Amendment of Awards

The Compensation Committee (or the Board of Directors for non-employee directors) may amend an Award; provided, however, that no amendment of an Award may, without the consent of the participant, adversely affect the participant’s rights with respect to such Award in any material respect.

Term of the 2014 Plan

        The 2014 Plan shall terminate ten years after the date of its initial adoption by the Board of Directors, unless earlier terminated by the Board of Directors. No Award may be granted hereunder after termination of the 2014 Plan.

Change of Control

                   Unless otherwise provided in an Award, upon the occurrence of a change in control (defined generally as certain reorganizations, mergers, consolidations, sales of all or substantially all of our assets or liquidations), the Board of Directors may, but is not required to, (i) accelerate vesting and the time at which all stock options and stock appreciation rights then outstanding may be exercised; (ii) waive, alter and/or amend the performance criteria and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and any applicable restricted period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the change of control or such other date as may be determined by the Board of Directors; (iii) cause the acquirer to assume the 2014 Plan and the Awards or exchange the Awards for the acquirer’s stock; (iv) terminate the 2014 Plan; or (v) terminate and cancel all outstanding unvested or unexercised Awards as of the date of the change of control on such terms and conditions as it deems appropriate.

                  The Board of Directors will, in connection with a change of control, have the right to require all participants to transfer and deliver to us all Awards previously granted to the participants in exchange for an amount equal to the cash value of the Awards. The cash value of an Award will equal the sum of (i) in the case of an Award that is not a stock option or restricted stock, the cash value of all benefits to which the participant would be entitled upon settlement or exercise of any Award and (ii) in the case of a stock option or restricted stock, the excess of the market value per common share over the option price, or the market value per common share of restricted stock, as applicable, multiplied by the number of common shares as to which such Award is vested.

Termination, Death and Disability

                   Except as otherwise provided in an Award agreement, an option, award or bonus terminates when the recipient has, for any reason, ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a parent or subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a subsidiary as it may deem appropriate, except that in no event may an option be exercised after the expiration of the term set forth in the option agreement. The Committee will have sole discretion to determine whether a participant has ceased to provide services and the effective date on which the participant ceased to provide services.

As to options, if the participant’s service is terminated for any reason except death or disability, then the participant may exercise such participant’s options only to the extent that such options would have been exercisable upon the termination date, but must be exercised no later than three (3) months after the termination date (or such longer time period not exceeding five (5) years as may be approved by the Compensation Committee, with any exercise beyond three (3) months after the termination date deemed to be an non-qualified stock option).  If the participant’s service is terminated because of the participant’s death or disability (or the participant dies within three (3) months after a termination other than for cause or because of participant’s disability), then the participant’s options may be exercised only to the extent that such options would have been exercisable by the participant on the termination date and must be exercised by the participant (or the participant’s legal representative) no later than twelve (12) months after the termination date (or such longer time period not exceeding five (5) years as may be approved by the Committee, with any such exercise beyond (i) three (3) months after the termination date when the termination is for any reason other than the participant’s death or disability, or (ii) twelve (12) months after the termination date when the termination is for participant’s death or disability, deemed to be an non-qualified stock option).  Notwithstanding these above post-termination provisions, if the participant’s service is terminated for cause, neither the participant, the participant’s estate nor such other person who may then hold the option shall be entitled to exercise any option with respect to any shares whatsoever, after termination, whether or not after termination the participant may receive payment from the Company or a subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits.

For stock awards, if a participant is terminated during a performance period for any reason, then such participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the stock award only to the extent earned as of the date of termination in accordance with the stock purchase agreement, unless the Committee determines otherwise.

Summary of Certain Federal Income Tax Considerations

                   The following summary is based on applicable provisions of the Code, as currently in effect, and the income tax regulations and proposed income tax regulations issued thereunder. This summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2014 Plan, nor does it cover state, local or foreign taxes.

                   Status of Stock Options.    Stock options granted under the 2014 Plan may be either incentive stock options or non-qualified stock options. Under certain circumstances, an incentive stock option may be treated as a non-qualified stock option. The tax consequences, both to the option holder and to us, differ depending on whether a stock option is an incentive stock option or a non-qualified stock option.

                   Non-qualified Options.    No federal income tax is imposed on the option holder upon the grant of a non-qualified stock option. If the shares of common stock received by an option holder upon the exercise of a non-qualified stock option are not subject to certain restrictions in the hands of the option holder (such as the restrictions described below in “Restricted Stock”), then the option holder will be treated as receiving compensation, taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon such an exercise is the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price paid for such common stock.

                   Incentive Stock Options.    No federal income tax is imposed on the option holder upon the grant of an incentive stock option. The option holder will recognize no income for federal income tax purposes upon exercise of an incentive stock option, if the option holder (i) does not dispose of the shares of common stock acquired pursuant to the exercise of an incentive stock option within two years from the date the option was granted or within one year after the shares of common stock were transferred to the option holder (the “Holding Period”), and (ii) is an employee of either (a) the company granting the option, (b) a parent or subsidiary corporation of such corporation, or (c) a corporation (or a parent or subsidiary corporation of such corporation) which has assumed such option of another corporation as a result of a corporate reorganization, merger, or similar transaction. Such employment must continue for the entire time from the date the option was granted until three months before the date of exercise, or twelve months before the date of exercise if employment ceases due to permanent and total disability or death. If common stock received upon exercise of an incentive stock option is disposed of after completion of the Holding Period, any difference between the exercise price paid for such common stock and the amount realized on the disposition will be treated as a long-term capital gain or loss. We would not be entitled to any deduction in connection with the grant or exercise of the incentive stock option or the disposition after completion of the Holding Period of the shares of common stock so acquired.

                   If, however, an option holder disposes of shares of common stock received upon exercise of an incentive stock option before completion of the Holding Period (a “Disqualifying Disposition”), the option holder would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In the event of a Disqualifying Disposition, the option holder must notify the Compensation Committee of such disposition within 10 days of such event. In the event of a Disqualifying Disposition, subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the option holder. Generally, the amount treated as compensation is the excess of the fair market value of the common stock at the time of exercise over the exercise price. The balance of the gain, if any, realized upon such a disposition will be treated as a long-term or short-term capital gain depending on the holding period. If the amount realized at the time of disposition is greater than the exercise price but less than the fair market value of the common stock at the time of exercise and the disposition is a transaction in which a loss, if sustained, would otherwise be recognizable under the Code, then the amount treated as ordinary income is the excess of the amount realized on the disposition over the participant’s adjusted basis in the stock. If the amount realized at the time of the disposition is less than the exercise price, the option holder will not be required to treat any amount as ordinary income, provided that the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long-term or short-term capital loss depending upon the holding period. A disposition generally includes a sale, exchange or gift, but does not include certain other transfers, such as by reason of death or a pledge or exchange of common shares described in Section 424(c) of the Code.

                   Alternative Minimum Tax.    Although the exercise of an incentive stock option does not result in current taxable income, there are implications with regard to the Alternative Minimum Tax (“AMT”). The excess of the fair market value of shares of common stock acquired upon exercise of an incentive stock option over the exercise price paid for such common shares of common stock is an adjustment to AMT income for the option holder’s taxable year in which such exercise occurs (unless the shares of common stock are disposed of in the same taxable year in a Disqualifying Disposition and the amount realized is less than the fair market value of the common shares on the date of exercise, in which event the amount included in AMT income will not exceed the amount realized on the disposition over the adjusted basis of the common shares).

                   Other Stock or Performance-Based Awards.    In general, participant who receives other stock or performance-based awards will not be taxed on receipt of the Award, but instead the cash or the fair market value of shares of common stock received will be taxable as ordinary income on the date that the cash or common shares are received in payment of the Award. Subject to the application of Section 162(m) of the Code, as discussed below, and assuming we satisfy the federal income tax reporting and other deductibility requirements with respect to such compensation, we will be entitled to a deduction for an amount corresponding to the ordinary income recognized by the participant.

Other Tax Considerations

                   In the event of a change of control of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the change in control, could be nondeductible to us and subject to an additional 20% tax to the recipient. Awards under the 2014 Plan that are made or that vest or become payable in connection with a change in control may be required to be taken into account in determining whether these penalties apply.

                  Section 162(m) of the Code places a $1,000,000 cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code are exempt from the cap and do not count toward the $1,000,000 limit. Generally, stock options and stock appreciation rights granted with an exercise or grant price at least equal to the fair market value of the underlying stock on the date of grant will qualify as performance-based compensation. Other Awards may or may not so qualify, depending on their terms.

Section 409A of the Internal Revenue Code

                   Some Awards granted under the 2014 Plan may be considered non-qualified deferred compensation that is subject to special rules and additional tax under Section 409A of the Code. The Compensation Committee will generally design and administer such Awards to comply with the rules of Section 409A of the Code and avoid the imposition of any additional tax under Section 409A of the Code. However, there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any participant.

Inapplicability of ERISA

                   Based on current law and published interpretations, we do not believe that the 2014 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

                   Notwithstanding the foregoing, the 2014 Plan expressly provides that there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person who participates or is eligible to participate in the 2014 Plan.

SUMMARY OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT WITH MICHAEL J. PAWELEK

The Amended and Restated Employment Agreement with Michael J. Pawelek (“Pawelek Agreement”) is effective August 14, 2014.  It replaces the Mr. Pawelek’s previous employment agreement dated August 14, 2014.  The Pawelek Agreement provides that Mr. Pawelek shall provide services as Chief Executive Officer and President.  He will earn a base salary of $295,000 per year which will also cover his services as a company director.  He will receive an automobile allowance of $1,000 per month.  Mr. Pawelek will also be eligible for cash bonuses.

In addition to the cash compensation, Mr. Pawelek’s equity grant from the April 1, 2012 employment is reaffirmed.  The reaffirmed compensation is as follows:

a)
a grant of 116,550 shares of restricted stock payable upon: (1) the Company obtaining of an effective underwritten registration statement under the Securities Act of 1933 (“IPO”), (2) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company that involves a change of 50% or more of the directly or indirectly held beneficial ownership or voting securities of the Company, or the sale of all or substantially all of the Company’s assets; or 3) March 1, 2015, all so long as Mr. Pawelek is employed on the vesting dates.

b)
a further stock grant upon the Company’s IPO equal to 1% of the difference between Company’s market capital based on its underwritten IPO price and the Company’s book value at the time of the IPO based upon pricing such shares at the IPO price.

c)
stock options to purchase 1.0% of fully-diluted capital stock as of the IPO date at 100% of underwritten IPO price.  These options will vest after two years after the IPO date and carry a ten year term and with cashless exercise provisions.

d)
stock options to purchase 1.0% of the Company’s fully-diluted capital stock as of the second anniversary of IPO date at 100% of closing sale price on second anniversary of IPO date. These options will vest after six years and carry a ten year term and with cashless exercise provisions.

Under the new agreement, Mr. Pawelek shall receive options to purchase 450,000 additional common stock shares as of August 14, 2014.  These stock options carry an exercise price of $4.75 per share, customary cashless exercise provisions and a ten year term.  The first 150,000 of these stock options shall vest on August 14, 2015.  Thereafter these stock options will vest at 12,500 per month over the following two years.  If a “Business Combination” occurs before August 14, 2016, then Mr. Pawelek will receive an additional 150,000 common stock options.  A “Business Combination” is a merger, consolidation, reorganization, recapitalization or share exchange involving new ownership of more than 50% of the outstanding shares of Company common stock, a sale or disposition of all or substantially all the Company’s assets, or the acquisition of 50% or more of the Company’s voting securities other than through the issuance of securities by the Company.  Finally, Mr. Pawelek will receive a “Trigger Bonus” of cash $500,000 if he does not receive timely notice of continued employment after a Business Combination.

The options will vest on an accelerated schedule under certain conditions.  First, if there is: 1) Business Combination on or after August 14, 2016; 2) a termination without “Cause;” 3) the death or disability of Mr. Pawelek, or 4) Mr. Pawelek’s “Good Reason Resignation,” then this stock option grant will vest in full.  “Cause” means: 1) dishonesty in the performance of duties and obligations to the Company, 2) final conviction of a felony or misdemeanor involving moral turpitude which materially and adversely affects the Company’s reputation and financial condition; and 3) a deliberate and material breach by Mr. Pawelek of material covenants in the employment agreement that result in material adverse effect on the Company’s financial condition with a 30 day cure period for Mr. Pawelek.  “Disability” means that despite any reasonable accommodation required by law, Mr. Pawelek is unable to perform the essential functions of the position as a result of physical or mental incapacity and that inability has persisted for a period of 120 consecutive days or more in any twelve month period or for more than 180 days.  “Good Reason Resignation” means: 1) a material breach of the employment agreement by the Company; 2) the Board of Directors determining to move the Company’s principal office from San Antonio, Texas; 3) Mr. Pawelek is removed from the position of Chief Executive Officer and/or President; 4) Mr. Pawelek is required to report to any person other than the Board of Directors; 5) a material diminution of Mr. Pawelek’s duties, responsibilities and authority as provided in the employment agreement; 6) Mr. Pawelek is required to travel from the Company’s principal office in San Antonio, Texas more than 10 days in a three month period (with a carveout for travel related to road shows and securities offerings); 7) Mr. Pawelek receives a non-extension notice or is not notified of continued employment in a pending Business Combination; and 8) the Company fails to deliver new equity compensation awards by the grant dates.

Upon termination by Mr. Pawelek’s death, Mr. Pawelek’s estate receives six months additional base salary plus adjustments with the survival of all vested equity entitlements, indemnity rights and tax benefits.  Upon termination by Mr. Pawelek’s disability, he receives six months additional base salary plus adjustments with the survival of all vested equity entitlements, indemnity rights and tax benefits plus 18 months of group medical and dental insurance for Mr. Pawelek and his family.  Upon termination for Cause, Mr. Pawelek is to receive six months additional base salary plus adjustments with the survival of all vested equity entitlements, indemnity rights and tax benefits.  If Mr. Pawelek is terminated without “Cause” or is subject to a “Good Reason Resignation,” Mr. Pawelek will receive receives: 1) three years and six months additional base salary plus adjustments with the survival of all vested equity entitlements, indemnity rights and tax benefits, with three years of salary payable as a lump sum at Mr. Pawelek’s option, 2) 18 months of group and dental insurance coverage; 3) pay a $500,000 “Trigger Bonus” relating to not being retained after a Business Combination, if earned; and 4) if the Company has failed to grant the 450,000 stock options to Mr. Pawelek, 450,000 fully vested stock appreciation rights to be settled solely in cash with base price for the stock of $4.75.

The employment agreement requires additional payments by the Company relating to tax benefits for Mr. Pawelek.  Those benefits require the Company to pay a gross up tax payment which will include all of Mr. Pawelek’s federal, state, local, FICA and additional excise tax relating to payments determined to be “excess parachute payments” within the meaning of Internal Revenue Code Section 280G that would cause Mr. Pawelek to be liable for excise tax under Internal Revenue Code Section 4999 plus interests and penalties relating to this liability.  Further, the Company is obligated to pay all of Mr. Pawelek’s income taxes resulting from the lapse of forfeiture restrictions on the equity compensation awarded in the April 1, 2012 employment agreement and reaffirmed in this employment agreement.

Finally, Mr. Pawelek will receive the employee benefits and indemnification rights also received by other Company employees.

SUMMARY OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT WITH EDWARD SHAW

The Amended and Restated Employment Agreement with Edward Shaw (“Shaw Agreement”) is effective August 14, 2014.  It replaces the Mr. Shaw’s previous employment agreement dated August 14, 2014.  The Shaw Agreement provides that Mr. Shaw shall provide services as Chief Operating Officer and report to the Chief Executive Officer.  He will earn a base salary of $255,000 per year which will also cover his services as a company director.  He will receive an automobile allowance of $1,000 per month.  Mr. Shaw will also be eligible for cash bonuses.

In addition to the cash compensation, Mr. Shaw’s equity grant from the April 1, 2012 employment is reaffirmed.  The reaffirmed compensation is as follows:

a)
a grant of 116,550 shares of restricted stock payable upon: (1) the Company obtaining of an effective underwritten registration statement under the Securities Act of 1933 (“IPO”), (2) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company that involves a change of 50% or more of the directly or indirectly held beneficial ownership or voting securities of the Company, or the sale of all or substantially all of the Company’s assets; or 3) March 1, 2015, all so long as Mr. Shaw is employed on the vesting dates.

b)
a further stock grant upon the Company’s IPO equal to 1% of the difference between Company’s market capital based on its underwritten IPO price and the Company’s book value at the time of the IPO based upon pricing such shares at the IPO price.

c)
stock options to purchase 1.0% of fully-diluted capital stock as of the IPO date at 100% of underwritten IPO price.  These options will vest after two years after the IPO date and carry a ten year term and with cashless exercise provisions.

d)
stock options to purchase 1.0% of the Company’s fully-diluted capital stock as of the second anniversary of IPO date at 100% of closing sale price on second anniversary of IPO date. These options will vest after six years and carry a ten year term and with cashless exercise provisions.

Under the new agreement, Mr. Shaw shall receive options to purchase 450,000 additional common stock shares as of August 14, 2014.  These stock options carry an exercise price of $4.75 per share, customary cashless exercise provisions and a ten year term.  The first 150,000 of these stock options shall vest on August 14, 2015.  Thereafter these stock options will vest at 12,500 per month over the following two years.  If a “Business Combination” occurs before August 14, 2016, then Mr. Shaw will receive an additional 150,000 common stock options.  A “Business Combination” is a merger, consolidation, reorganization, recapitalization or share exchange involving new ownership of more than 50% of the outstanding shares of Company common stock, a sale or disposition of all or substantially all the Company’s assets, or the acquisition of 50% or more of the Company’s voting securities other than through the issuance of securities by the Company.  Finally, Mr. Shaw will receive a “Trigger Bonus” of cash $500,000 if he does not receive timely notice of continued employment after a Business Combination.

The options will vest on an accelerated schedule under certain conditions.  First, if there is: 1) Business Combination on or after August 14, 2016; 2) a termination without “Cause;” 3) the death or disability of Mr. Shaw, or 4) Mr. Shaw’s “Good Reason Resignation,” then this stock option grant will vest in full.  “Cause” means: 1) dishonesty in the performance of duties and obligations to the Company, 2) final conviction of a felony or misdemeanor involving moral turpitude which materially and adversely affects the Company’s reputation and financial condition; and 3) a deliberate and material breach by the Mr. Shaw of material covenants in the employment agreement that result in material adverse effect on the Company’s financial condition with a 30 day cure period for the Mr. Shaw.  “Disability” means that despite any reasonable accommodation required by law, Mr. Shaw is unable to perform the essential functions of the position as a result of physical or mental incapacity and that inability has persisted for a period of 120 consecutive days or more in any twelve month period or for more than 180 days.  “Good Reason Resignation” means: 1) a material breach of the employment agreement by the Company; 2) the Board of Directors determining to move the Company’s principal office from San Antonio, Texas; 3) Mr. Shaw is removed from the position of Chief Operating Officer; 4) Mr. Shaw is required to report to any person other than the Board of Directors; 5) a material diminution of Mr. Shaw’s duties, responsibilities and authority as provided in the employment agreement; 6) Mr. Shaw is required to travel from the Company’s principal office in San Antonio, Texas more than 10 days in a three month period (with a carveout for travel related to road shows and securities offerings); 7) Mr. Shaw receives a non-extension notice or is not notified of continued employment in a pending Business Combination; and 8) the Company fails to deliver new equity compensation awards by the grant dates.

Upon termination by Mr. Shaw’s death, Mr. Shaw’s estate receives six months additional base salary plus adjustments with the survival of all vested equity entitlements, indemnity rights and tax benefits.  Upon termination by Mr. Shaw’s disability, he receives six months additional base salary plus adjustments with the survival of all vested equity entitlements, indemnity rights and tax benefits plus 18 months of group medical and dental insurance for Mr. Shaw and his family.  Upon termination for Cause, Mr. Shaw is to receive six months additional base salary plus adjustments with the survival of all vested equity entitlements, indemnity rights and tax benefits.  If Mr. Shaw is terminated without “Cause” or is subject to a “Good Reason Resignation,” Mr. Shaw will receive receives: 1) three years and six months additional base salary plus adjustments with the survival of all vested equity entitlements, indemnity rights and tax benefits, with three years of salary payable as a lump sum at Mr. Shaw’s option, 2) 18 months of group and dental insurance coverage; 3) pay a $500,000 “Trigger Bonus” relating to not being retained after a Business Combination, if earned; and 4) if the Company has failed to grant the 450,000 stock options to Mr. Shaw, 450,000 fully vested stock appreciation rights to be settled solely in cash with base price for the stock of $4.75.

The employment agreement requires additional payments by the Company relating to tax benefits for Mr. Shaw.  Those benefits require the Company to pay a gross up tax payment which will include all of Mr. Shaw’s federal, state, local, FICA and additional excise tax relating to payments determined to be “excess parachute payments” within the meaning of Internal Revenue Code Section 280G that would cause Mr. Shaw to be liable for excise tax under Internal Revenue Code Section 4999 plus interests and penalties relating to this liability.  Further, the Company is obligated to pay all of Mr. Shaw’s income taxes resulting from the lapse of forfeiture restrictions on the equity compensation awarded in the April 1, 2012 employment agreement and reaffirmed in this employment agreement.

Finally, Mr. Shaw will receive the employee benefits and indemnification rights also received by other Company employees.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.
Exhibit No.           Description
10.1                      Amended and Restated Employment Agreement with Michael J. Pawelek.
10.2                      Amended and Restated Employment Agreement with Edward Shaw
10.9                      Starboard Resources 2014 Equity Compensation Plan

SIGNATURE

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starboard Resources, Inc.

September 3, 2014	By:	/s/ Michael Pawelek
Michael Pawelek
Chief Executive Officer